                                                                     Exhibit 4.5

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                                     Issuer


                                       and


                              BANKERS TRUST COMPANY

                                     Trustee


                              BANKERS TRUST COMPANY

                             Securities Intermediary



                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of October 24, 2001



                             ______________________


                         Series 2001-1 Transition Bonds

          This FIRST SUPPLEMENTAL INDENTURE dated as of October 24, 2001 (this "Supplement"), by and among Reliant Energy Transition Bond Company LLC, a Delaware limited liability company (the "Issuer"), Bankers Trust Company, a New
                                         ------
York banking corporation, in its capacity as trustee (the "Trustee"), and
                                                           -------
Bankers Trust Company, in its capacity as securities intermediary (the "Securities Intermediary") is entered into pursuant to the Indenture dated as of
 -----------------------
October 24, 2001, among the Issuer, the Trustee and the Securities Intermediary (the "Indenture").
      ---------

                              PRELIMINARY STATEMENT

          Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more Supplemental Indentures for the purpose of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial aggregate principal amount of $748,897,000 to be known as the Issuer's Transition Bonds, Series 2001-1 (the "Series 2001-1 Transition Bonds"). All acts and all things necessary
             ------------------------------
to make the Series 2001-1 Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2001-1 Transition Bonds.

          In order to secure the payment of principal of and interest on the Series 2001-1 Transition Bonds issued and to be issued under the Indenture and/or any Supplemental Indenture, the Issuer hereby confirms the Grant to the Trustee for the benefit of the Transition Bondholders all of the Issuer's right, title and interest in, to and under the Trust Estate, including without limitation, the Transition Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

          The Trustee, on behalf of the Transition Bondholders, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties as set forth in the Indenture and this Supplement.

                                   ARTICLE I

                                   DEFINITIONS

          All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to such terms in the Indenture, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

                                   ARTICLE II

                          OTHER DEFINITIONAL PROVISIONS

          SECTION 2.01. "Authorized Denominations" means $1,000 and integral
                         ------------------------
multiples thereof, except for one Transition Bond of each Class which may be of a smaller denomination.

          SECTION 2.02. Intentionally Omitted.

          SECTION 2.03. "Expected Amortization Schedule" means Schedule A to
                         ------------------------------
this Supplement.

          SECTION 2.04. "Expected Final Payment Date" means, with respect to any
                         ---------------------------
Class of the Series 2001-1 Transition Bonds, the expected final payment date therefor, as specified in Article IV of this Supplement.

          SECTION 2.05. "Final Maturity Date" means, with respect to any Class
                         -------------------
of the Series 2001-1 Transition Bonds, the final maturity date thereof, as specified in Article IV of this Supplement.

          SECTION 2.06. "Interest Accrual Period" means, with respect to any
                         -----------------------
Payment Date, the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

          SECTION 2.07. "Interest Rate" has the meaning set forth in Article IV
                         -------------
of this Supplement.

          SECTION 2.08. "Overcollateralization Amount" has the meaning set forth
                         ----------------------------
in Section 5.04 of this Supplement.

          SECTION 2.09. "Payment Date" has the meaning set forth in Section 5.01
                         ------------
of this Supplement.

          SECTION 2.10. "Record Date" shall mean, with respect to any Payment
                         -----------
Date, the close of business on the Business Day prior to such Payment Date.

          SECTION 2.11. "Required Capital Amount" has the meaning set forth in
                         -----------------------
Section 5.05 of this Supplement.

          SECTION 2.12. "Series Issuance Date" has the meaning set forth in
                         --------------------
Section 3.02 of this Supplement.

                                  ARTICLE III

                       DESIGNATION; SERIES ISSUANCE DATES

          SECTION 3.01. DESIGNATION. The Series 2001-1 Transition Bonds shall be designated generally as the Issuer's Transition Bonds, Series 2001-1 and further denominated as Classes A-1, A-2, A-3 and A-4.

          SECTION 3.02. SERIES ISSUANCE DATE. The Series 2001-1 Transition Bonds that are authenticated and delivered by the Trustee to or upon the written order of the Issuer on October 24, 2001 (the "Series Issuance Date") shall have as their date of authentication October 24, 2001. Each other Series 2001-1 Transition Bond shall be dated the date of its authentication.

                                   ARTICLE IV

               INITIAL PRINCIPAL BALANCE; INTEREST RATE; EXPECTED
                     FINAL PAYMENT DATE; FINAL MATURITY DATE

          The Transition Bonds of each Class of the Series 2001-1 Transition Bonds shall have the initial principal balance, Expected Final Payment Date and Final Maturity Date and bear interest at the interest rate (the "Interest Rate")
                                                                 -------- ----
as set forth below:

              Initial Principal     Expected Final         Final
  Class            Balance           Payment Date       Maturity Date       Interest Rate
---------     -----------------     --------------      -------------       -------------
   A-1             $115,000,000        09/15/05           09/15/07              3.84%
   A-2              118,000,000        09/15/07           09/15/09              4.76%
   A-3              130,000,000        09/15/09           09/15/11              5.16%
   A-4              385,897,000        09/15/13           09/15/15              5.63%

          The Expected Final Payment Date for each Class of the Series 2001-1 Transition Bonds will be the date when the outstanding principal balance of that Class will be reduced to zero if payments are made according to the Expected Amortization Schedule for that Class. The Final Maturity Date for each Class of the Series 2001-1 Transition Bonds will be the date when the Issuer is required to pay the entire remaining unpaid principal balance, if any, of all outstanding Series 2001-1 Transition Bonds of that Class.

          Interest on the Series 2001-1 Transition Bonds will be paid before Principal of the Series 2001-1 Transition Bonds. If there is a shortfall in the amounts available in the Collection Account to make interest payments, the Trustee will distribute Interest Pro Rata to each Outstanding Series and Class of Transition Bonds based on the amount of Interest payable on each Outstanding Series. Interest on the Series 2001-1 Transition Bonds will be calculated on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE V

                  PAYMENT DATES; EXPECTED AMORTIZATION SCHEDULE
                 FOR PRINCIPAL; INTEREST; OVERCOLLATERALIZATION
                         AMOUNT; REQUIRED CAPITAL AMOUNT

          SECTION 5.01. PAYMENT DATES. The "Payment Dates" for each Class of the
                                            -------------
Series 2001-1 Transition Bonds are March 15 and September 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 15, 2002, and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

          SECTION 5.02. EXPECTED AMORTIZATION SCHEDULE FOR PRINCIPAL. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2001-1 Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 2001-1 Transition Bonds pursuant to Section 8.02(e) of the Indenture as Principal, in accordance with the Expected Amortization Schedule. To the extent that more than one Class of the Series 2001-1 Transition Bonds is to receive payments of Principal in accordance with the Expected Amortization Schedule on any Payment Date, such amounts will be allocated Pro Rata between such Classes based on the Principal scheduled to be paid to such Classes in accordance with the Expected Amortization Schedule on such Payment Date; provided, however, that if one or
                                            --------  -------
more Classes did not receive Principal on the prior Payment Date and as a result the aggregate Outstanding Amount of such Class or Classes was not reduced to the balance indicated in the Expected Amortization Schedule on such Payment Date, then such Classes will be

          (a) allocated funds from the applicable Series Subaccount to make up such shortfalls prior to any Classes receiving funds in respect of Principal scheduled to be paid on the current Payment Date and

          (b) allocated funds from the applicable Series Subaccount in respect of prior shortfalls on a Pro Rata basis based on the amount each such shortfall bears to the aggregate shortfalls;

provided, however, that other than in the event of a redemption or acceleration
--------  -------
in no event shall a Principal payment pursuant to this Section 5.02 on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2001-1 Transition Bonds to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

          SECTION 5.03. INTEREST. Interest will be payable on each Class of the Series 2001-1 Transition Bonds on each Payment Date as follows:

          (a) if there has been a payment default, any Interest payable but unpaid on any prior Payment Date, together with Interest on such unpaid Interest, if any, and

          (b) accrued Interest on the principal balance of each Class of the Series 2001-1 Transition Bonds as of the close of business on the preceding Payment Date, or the date of the original issuance of the Class of the Series 2001-1 Transition Bonds, as applicable, after giving effect to all payments of Principal made on the preceding Payment Date, provided that, with respect to the initial Payment Date or if no payment has yet
--------
been made, interest on the outstanding principal balance shall accrue from and including the Series Issuance Date to, but excluding, the following Payment Date, and thereafter from and including the previous Payment Date to but excluding the applicable Payment Date until the Transition Bonds have been paid in full, at the interest rate indicated in Article IV.

          SECTION 5.04. OVERCOLLATERALIZATION AMOUNT. The "Overcollateralization
                                                           ---------------------
Amount" for the Series 2001-1 Transition Bonds shall be $3,744,485.00, which
------
represents 0.5% of the initial outstanding principal balance of the Series 2001-1 Transition Bonds. The Trustee will deposit collected Transition Charges remitted to it by the Servicer in the Overcollateralization Subaccount over the term of the Series 2001-1 Transition Bonds on each Payment Date up to the Scheduled Overcollateralization Level, which is listed in the table below.

----------------------------------------------------------------------------------------------
    Payment                 Scheduled                 Payment                Scheduled
     Date              Overcollateralization           Date             Overcollateralization
                              Level                                            Level
----------------------------------------------------------------------------------------------
   03/15/02            $      156,020.21             03/15/08           $    2,028,262.71
----------------------------------------------------------------------------------------------
   09/15/02                   312,040.42             09/15/08                2,184,282.92
----------------------------------------------------------------------------------------------
   03/15/03                   468,060.63             03/15/09                2,340,303.13
----------------------------------------------------------------------------------------------
   09/15/03                   624,080.83             09/15/09                2,496,323.33
----------------------------------------------------------------------------------------------
   03/15/04                   780,101.04             03/15/10                2,652,343.54
----------------------------------------------------------------------------------------------
   09/15/04                   936,121.25             09/15/10                2,808,363.75
----------------------------------------------------------------------------------------------
   03/15/05                 1,092,141.46             03/15/11                2,964,383.96
----------------------------------------------------------------------------------------------
   09/15/05                 1,248,161.67             09/15/11                3,120,404.17
----------------------------------------------------------------------------------------------
   03/15/06                 1,404,181.88             03/15/12                3,276,424.38
----------------------------------------------------------------------------------------------
   09/15/06                 1,560,202.08             09/15/12                3,432,444.58
----------------------------------------------------------------------------------------------
   03/15/07                 1,716,222.29             03/15/13                3,588,464.79
----------------------------------------------------------------------------------------------
   09/15/07                 1,872,242.50             09/15/13                3,744,485.00
----------------------------------------------------------------------------------------------

          SECTION 5.05. REQUIRED CAPITAL AMOUNT. The "Required Capital Amount"
                                                      -----------------------
for the Series 2001-1 Transition Bonds shall be $3,744,485.00, which is equal to 0.5% of the initial outstanding principal balance of the Series 2001-1 Transition Bonds.

          SECTION 5.06. NO PREMIUM. No Premium will be payable in connection with the early redemption of the Series 2001-1 Transition Bonds.

                                   ARTICLE VI

                            AUTHORIZED DENOMINATIONS

          The Series 2001-1 Transition Bonds shall be issuable in the Authorized Denominations.

                                  ARTICLE VII

                                   REDEMPTION

          SECTION 7.01. MANDATORY REDEMPTION. The Series 2001-1 Transition Bonds shall not be subject to mandatory redemption.

          SECTION 7.02. OPTIONAL REDEMPTION. The Issuer may, at its option, redeem all, but not less than all, of the Series 2001-1 Transition Bonds on any Payment Date in accordance with Section 10.01 of the Indenture if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Series 2001-1 Transition Bonds has been reduced to five percent or less of the initial principal balance of the Series 2001-1 Transition Bonds.

                                  ARTICLE VIII

                               CREDIT ENHANCEMENT

          No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the Transition Charges approved by the PUCT as provided in the Texas Electric Choice Plan) is provided for the Series 2001-1 Transition Bonds.

                                   ARTICLE IX

              DELIVERY AND PAYMENT FOR THE SERIES 2001-1 TRANSITION
                BONDS; FORM OF THE SERIES 2001-1 TRANSITION BONDS

          The Trustee shall deliver the Series 2001-1 Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 2001-1 Transition Bonds of each Class shall be in the form of Exhibit A hereto, which Exhibit is incorporated herein by reference.

                                   ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. CONFIRMATION OF INDENTURE. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

          SECTION 10.02. EFFECTS OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 10.03. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 10.04. GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of Texas, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 10.05. RIGHTS OF TRUSTEE AND SECURITIES INTERMEDIARY. The Trustee and the Securities Intermediary shall be entitled to the same rights, protections, immunities, and indemnities set forth in the Indenture as if specifically set forth herein.

     IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    RELIANT ENERGY TRANSITION BOND COMPANY LLC,
                                        as Issuer


                                    By: ________________________________________
                                        Name:
                                        Title:


                                    BANKERS TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee on behalf of the
                                        Transition Bondholders


                                    By: ________________________________________
                                        Name:
                                        Title:


                                    BANKERS TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Securities Intermediary


                                    By: ________________________________________
                                        Name:
                                        Title:

                                   SCHEDULE A

                         Expected Amortization Schedule

                          Outstanding Principal Balance

----------------------------------------------------------------------------------------------------
                 Class                   Class                  Class                  Class
   Payment        A-1                     A-2                    A-3                    A-4
     Date       Balance                 Balance                Balance                Balance
----------------------------------------------------------------------------------------------------
Closing         $ 115,000,000           $ 118,000,000          $ 130,000,000          $ 385,897,000
----------------------------------------------------------------------------------------------------
03/15/02          115,000,000             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/02          101,894,302             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
03/15/03           95,528,678             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/03           83,171,877             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
03/15/04           69,167,503             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/04           41,982,542             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
03/15/05           26,068,480             118,000,000            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/05                    -             113,176,479            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
03/15/06                    -              94,716,168            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/06                    -              58,881,446            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
03/15/07                    -              38,511,447            130,000,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/07                    -                       -            128,969,686            385,897,000
----------------------------------------------------------------------------------------------------
03/15/08                    -                       -            106,690,000            385,897,000
----------------------------------------------------------------------------------------------------
09/15/08                    -                       -             63,441,199            385,897,000
----------------------------------------------------------------------------------------------------
03/15/09                    -                       -             38,615,263            385,897,000
----------------------------------------------------------------------------------------------------
09/15/09                    -                       -                      -            376,320,741
----------------------------------------------------------------------------------------------------
03/15/10                    -                       -                      -            348,948,555
----------------------------------------------------------------------------------------------------
09/15/10                    -                       -                      -            295,814,313
----------------------------------------------------------------------------------------------------
03/15/11                    -                       -                      -            265,895,879
----------------------------------------------------------------------------------------------------
09/15/11                    -                       -                      -            207,818,916
----------------------------------------------------------------------------------------------------
03/15/12                    -                       -                      -            174,081,107
----------------------------------------------------------------------------------------------------
09/15/12                    -                       -                      -            108,590,064
----------------------------------------------------------------------------------------------------
03/15/13                    -                       -                      -             71,280,304
----------------------------------------------------------------------------------------------------
09/15/13                    -                       -                      -                      -
----------------------------------------------------------------------------------------------------

                    Exhibit A to First Supplemental Indenture

REGISTERED                                $

No. _______

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                    CUSIP NO.

THE PRINCIPAL OF THIS CLASS __ SERIES 2001-1 TRANSITION BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS __ SERIES 2001-1 TRANSITION BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS CLASS __ SERIES 2001-1 TRANSITION BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE PAYMENT IN FULL OF THE CLASS __ SERIES 2001-1 TRANSITION BONDS, IT WILL NOT INSTITUTE AGAINST OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDINGS UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES.

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC

                   TRANSITION BONDS, SERIES 2001-1, Class __.

                        Initial         Expected Final         Class Final
   Bond Rate       Principal Amount      Payment Date         Maturity Date
---------------  --------------------  ----------------    -------------------
   ______%         $______________       ______________      ________________


               Reliant Energy Transition Bond Company LLC, a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to the registered holder under Section 2.05 of the Indenture ("Registered Holder"), or registered assigns, the Initial Principal Amount shown above in semiannual installments on the Payment Dates (as defined below) and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to
Section 8.02(e) of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Class Final Maturity Date, to pay the entire unpaid principal hereof on the Class Final Maturity Date and to pay Interest, at the Bond Rate shown above, on each March 15 and September 15, or if any such day is not a Business Day, the next succeeding Business Day, commencing on March 15, 2002 and continuing until the earlier of the payment of the Principal hereof and the Class Final Maturity Date (each a "Payment Date"), on the Principal amount of this Class __ Series 2001-1 Transition Bond outstanding from time to time. Interest on this Class __ Series 2001-1 Transition Bond will accrue for each Payment Date from the most recent Payment Date on which Interest has been paid to but excluding such Payment Date or, if no Interest has yet been paid, from October 24, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days from the preceding Payment Date, to but excluding the next Payment Date, divided by 360. Such Principal of and Interest on this Class __ Series 2001-1 Transition Bond shall be paid in the manner specified on the reverse hereof.

               The Principal of and Interest on this Class __ Series 2001-1 Transition Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class __ Series 2001-1 Transition Bond shall be applied first to Interest due and payable on this Class __ Series 2001-1 Transition Bond as provided above and then to the unpaid Principal of and premium, if any, on this Class __ Series 2001-1 Transition Bond, all in the manner set forth in Section 8.02(e) of the Indenture.

               This Class __ Series 2001-1 Transition Bond is a "transition bond" as such term is defined in the Texas Electric Choice Plan. Principal and Interest on this Class __ Series 2001-1 Transition Bond are payable from and secured primarily by the transition property authorized by the Financing Order. The Texas Electric Choice Plan provides that the State of Texas pledges "for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of the transition property, or except as permitted . . . [through the Transition Charge Adjustment Process] . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest, and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full."

               Reference is made to the further provisions of this Class __ Series 2001-1 Transition Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class __ Series 2001-1 Transition Bond.

               Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Class __ Series 2001-1 Transition Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by an Authorized Officer of the Issuer.

Date:

                                                RELIANT ENERGY TRANSITION BOND
                                                  COMPANY LLC


                                                By:____________________________
                                                   Name:
                                                   Title: Manager

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: ______________, 20__

               This is one of the Class __ Series 2001-1 Transition Bonds designated above and referred to in the within-mentioned Indenture.

                              BANKERS TRUST COMPANY,
                                not in its individual capacity but solely as Trustee on behalf of the Transition Bondholders



                              By:_______________________________________________
                                 Name:
                                 Title:

                           REVERSE OF TRANSITION BOND

               This Class __ Series 2001-1 Transition Bond is one of a duly authorized issue of Transition Bonds of the Issuer, designated as its Transition Bonds (herein called the "Transition Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and this Series, in which this Class __ Series 2001-1 Transition Bond represents an interest, consists of Classes, including the Class __ Series 2001-1 Transition Bonds (herein called the "Class __ Transition Bonds"), all issued and to be issued under an indenture dated as of October 24, 2001, and a supplemental indenture thereto dated as of October 24, 2001 (such supplemental indenture, as supplemented or amended, the "Series 2001-1 Supplement" and, collectively with such indenture, as supplemented or amended, the "Indenture"), each among the Issuer, Bankers Trust Company, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and Bankers Trust Company, as Securities Intermediary, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the Trust Estate pledged, the nature and extent of the security, the respective rights, obligations and immunities thereunder of the Issuer, the Trustee and the Transition Bondholders and the terms and conditions under which additional Transition Bonds may be issued. All terms used in this Class __ Transition Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

               The Class __ Transition Bonds, the other Classes of Series 2001-1 Transition Bonds and any other Series of Transition Bonds issued by the Issuer are and will be equally and ratably secured by the Trust Estate pledged as security therefor as provided in the Indenture or the Series 2001-1 Supplement.

               The Principal of this Class __ Transition Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding Principal balance thereof on such Payment Date (after giving effect to all payments of Principal, if any, made on such Payment Date) has been reduced to the Principal balance specified in the Expected Amortization Schedule which is attached to the Series 2001-1 Supplement as Schedule A, unless payable earlier either because

               (i) an Event of Default shall have occurred and be continuing and the Trustee or the Transition Bondholders representing not less than a majority of the Outstanding Amount of the Transition Bonds of all Series have declared the Transition Bonds to be immediately due and payable in accordance with Section 5.02 of the Indenture, or

               (ii) the Issuer, at its option, shall have called for the redemption of the Series 2001-1 Transition Bonds in whole pursuant to
     Section 10.01 of the Indenture and Section 7.02 of the Series 2001-1 Supplement.

However, actual Principal payments may be made in less than expected amounts and at later than expected times as determined pursuant to Section 8.02(e) of the Indenture and Section 5.02 of the Series 2001-1 Supplement. The entire unpaid Principal amount of this Class __ Transition Bond shall be due and payable on the earlier of the Class Final Maturity Date hereof and the Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid Principal amount of the Transition Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Transition Bondholders representing a majority of the Outstanding Amount of the Transition Bonds have declared the Transition Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All Principal payments on the Class __ Transition Bonds shall be made pro rata to the Class __ Transition Bondholders entitled thereto based on the respective Principal amounts of the Series 2001-1 Transition Bonds held by them.

               Payments of Interest on this Class __ Transition Bond due and payable on each Payment Date, together with the installment of Principal or premium, if any, due on this Class __ Transition Bond on such Payment Date shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Holder of this Class __ Transition Bond in the Transition Bond Register as of the close of business on the Record Date or in such other manner as may be provided in the Series 2001-1 Supplement, except that with respect to Class __ Transition Bonds registered on the Record Date in the name of a Clearing Agency, payments will be made by wire transfer in immediately available funds to the account designated by such Clearing Agency and except for the final installment of Principal and premium, if any, payable with respect to this Class
__ Transition Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears in the Transition Bond Register as of the applicable Record Date without requiring that this Class __ Transition Bond be submitted for notation of payment. Any reduction in the Principal amount of this Class __ Transition Bond (or any one or more predecessors to such Transition Bond) effected by any payments made on any Payment Date shall be binding upon all future Transition Bondholders of this Class __ Transition Bond and of any Class
__ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid Principal amount of this Class __ Transition Bond on a Payment Date, then the Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the second preceding Record Date to such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable to the Holder hereof as of the Record Date immediately preceding such final Payment Date and only upon presentation and surrender of this Class __ Transition Bond and shall specify the place where this Class __ Transition Bond may be presented and surrendered for payment of such installment.

               The Issuer shall pay Interest on overdue installments of Interest on this Class __ Transition Bond at the Bond Rate for Class __ to the extent lawful.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class __ Transition Bond may be registered in the Transition Bond Register upon surrender of this Class __ Transition Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an Eligible Guarantor Institution, and thereupon one or more new Class __ Transition Bonds of any Authorized Denominations and in the same aggregate unpaid Principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class __ Transition Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

               Prior to the due presentment for registration of transfer of this Class __ Transition Bond, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Class __ Transition Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of Principal of and premium, if any, and Interest on this Class __ Transition Bond and for all other purposes whatsoever, whether or not this Class __ Transition Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Transition Bondholders under the Indenture at any time by the Issuer with the consent of the Transition Bondholders representing a majority of the Outstanding Amount of all Transition Bonds at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Transition Bondholders representing specified percentages of the Outstanding Amount of the Transition Bonds of all Series, on behalf of all Transition Bondholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Transition Bondholders of this Class __ Transition Bond (or any one or more predecessors of such Transition Bonds) shall be conclusive and binding upon such Transition Bondholder and upon all future Transition Bondholders of this Class __ Transition Bond and of any Class __ Transition Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class
__ Transition Bond. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Transition Bondholders.

               The term "Issuer" as used in this Class __ Transition Bond includes any successor to the Issuer under the Indenture.

               The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate.

               The Class __ Transition Bonds are issuable only in registered form in Authorized Denominations as provided in the Indenture and the Series 2001-1 Supplement, subject to certain limitations therein set forth.

               This Class __ Transition Bond, the Indenture and the Series 2001-1 Supplement shall be construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Class __ Transition Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal of and Interest on this Class __ Transition Bond at the times, place, and rate, and in the coin or currency herein prescribed.

                                   ASSIGNMENT

    Social Security or taxpayer I.D. or other identifying number of assignee



               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________

                         (name and address of assignee)


the within Class __ Transition Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

                         (name and address of appointee)


attorney, to transfer said Class __ Transition Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

                                                                           *
_______________          __________________________________________________
                         Signature Guaranteed:

_______________          __________________________________________________

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class __ Transition Bond in every particular, without alteration, enlargement or any change whatsoever.